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                                                              EXHIBIT 23.1

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 2 to Registration Statement No. 333-11292 of ASAT (Finance) LLC on Form S-4/F-4 of our report dated June 9, 2000 (except for Note 18 as to which the date is July 6, 2000) appearing in the Prospectus, which is a part of this Registration Statement.

  We also consent to the reference to us under the headings "Selected Historical Consolidated Financial Data" and "Experts" in such Prospectus.

DELOITTE TOUCHE TOHMATSU

Hong Kong

October 3, 2000